Exhibit 10.55
FIRST LOAN MODIFICATION AGREEMENT
     THIS FIRST LOAN MODIFICATION AGREEMENT (this “Modification” or this “Agreement”) is made as of the                      day of December, 2006, by and among: (a) COMSTOCK BELLEMEADE, L.C., a Virginia limited liability company (“Borrower”); (b) COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Guarantor”); (c) BANK OF AMERICA, N.A., a national banking association, its successors and/or assigns (“Lender”) and (d) LENKA E. LUNDSTEN, a resident of Fairfax County, Virginia as Trustee (the “Trustee”).
RECITALS:
     WHEREAS, pursuant to the terms of that certain Loan Agreement dated as of September 28, 2005, by and between Lender and Borrower (as the same may be amended, renewed, supplemented or restated from time to time, the “Loan Agreement”), Lender made a loan (the “Loan”) to Borrower in the original principal amount of Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($46,725,000.00), as evidenced by that certain Deed of Trust Note dated September 28, 2005 made by Borrower payable to the order of Lender in the original principal amount of Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($46,725,000.00) (as the same may be amended, renewed, supplemented or restated from time to time, the “Note”); and
     WHEREAS, Borrower’s obligations under the Note are secured by, among other things, a Credit Line Deed of Trust and Security Agreement dated September 28, 2005, from Borrower for the benefit of Lender, and recorded among the land records of Loudoun County, Virginia on September 29, 2005 as instrument #200509290111056 (as the same may be amended, renewed, supplemented or restated from time to time, the “ Deed of Trust”), covering certain real property and improvements thereon located in Loudoun County, Virginia and more particularly described therein and on Exhibit A attached hereto (collectively, the “Property”); and
     WHEREAS, the Deed of Trust also secured a certain letter of credit facility (the “LOC Facility”)in the amount of One Million and No/100 Dollars ($1,000,000.00), as evidenced by that certain Letter of Credit Note dated as of September 28, 2005 made by Borrower payable to the order of Lender in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) (the “LOC Note”), however the LOC Facility was cancelled and terminated prior to the date hereof; and
     WHEREAS, Borrower’s obligations under the Note are guaranteed by Guarantor pursuant to a Guaranty Agreement dated September 28, 2005 (as the same may be amended, renewed, supplemented or restated from time to time, the “Guaranty”); and
     WHEREAS, the outstanding principal balance under the Loan as of the date hereof is Thirty-Three Million One Hundred Twenty Three Thousand Three Hundred Twenty and 72/100 Dollars ($33,123,320.72); and
     WHEREAS, Borrower’s obligations under the Note and the other Loan Documents (hereinafter defined) are hereinafter collectively called the “Obligations” the Note, the Deed of Trust, the Loan Agreement, the Guaranty and all other documents previously, now or hereafter executed and delivered to evidence, secure, guarantee, or in connection with, the Obligations, as the same may from time to time be renewed, extended, amended, supplemented or restated, are hereinafter collectively called the “ Loan Documents ”.and all liens, security interests, assignments,
Bank of America — Comstock Bellemeade Modification

superior titles, rights, remedies, powers, equities and priorities securing the Note or providing recourse to Lender with respect thereto are hereinafter collectively called the “ Liens”; and
     WHEREAS, at the request of the Borrower, the Lender has agreed to modify the Loan to (i) extend the Maturity Date of the Loan; (ii) modify the maximum principal amount of the Loan; (iii) modify certain payment terms of the Loan; and (iv) make certain other changes to the Loan Documents as set forth herein; and
     WHEREAS, Lender issued a notice of default to Borrower and Guarantor on October 18, 2006 (the “Notice”) with respect to the Loan which was disputed by Borrower and Guarantor. Upon execution and delivery of this Modification by Borrower and Guarantor and provided that the conditions set forth in Section 3 of this Modification are satisfied, Lender hereby expressly agrees that the Notice is withdrawn and of no further force and effect; and
     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows:
     1. Recitals. The recitals set forth above are a material part of this Agreement. Borrower acknowledges and affirms the accuracy of the recitals set forth above.
     2. Definitions. All capitalized terms herein, unless otherwise defined herein, shall have the same meaning ascribed to such terms as in the Loan Documents.
     3. Modification to Atlanta Loan, Highlands Loan and Fifteen Million Dollar Comstock Loan. Simultaneously with the execution of this Agreement, (i) Comstock Homes of Atlanta, LLC, Comstock Homes of Myrtle Beach, LLC (formerly known as Parker-Chandler Homes/South Carolina, LLC) and Guarantor shall execute that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Comstock Homes of Atlanta, LLC (formerly known as PCH Development, LLC which is successor by merger to Parker Chandler Homes, Inc.) in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Atlanta Homes Loan”) (ii) Highland Avenue Properties, LLC and Guarantor shall execute that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Highland Avenue Properties, LLC in the original principal amount of Four Million Eight Hundred Fifty-One Thousand Two Hundred Thirty-Five and No/100 Dollars ($4,851,235.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Highlands Loan”) and (iii) Guarantor shall execute that certain Second Loan Modification Agreement in connection with that certain loan originally made by Lender to Guarantor in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (as the same may be amended, renewed, supplemented or restated from time to time, the “Fifteen Million Dollar Comstock Loan”).
     4. Maturity. All of the Obligations, including (without limitation) all outstanding principal, accrued and unpaid interest, outstanding late charges, unpaid fees, and all other amounts outstanding under the Note and the other Loan Documents, shall be due and payable in full on December 31, 2007 (the “Maturity Date”). All references to the Maturity Date contained in the Loan Documents shall refer to the Maturity Date as defined in this Agreement.
     5. Amount of Loan. The Note and the Loan Documents are hereby amended to reduce the maximum aggregate principal amount which can be outstanding under the Loan to
Bank Of America — Comstock Bellemeade Modification

Thirty-Three Million One Hundred Twenty Three Thousand Three Hundred Twenty and 72/100 Dollars ($33,123,320.72). There shall be no further advances of principal under the Loan. Any reference in any of the Loan Documents to the amount of the Loan or Note as $46,725,000.00 is hereby deleted in its entirety and the amount $33,123,320.72 is substituted in lieu thereof. From and after the date hereof, Borrower must make all payments of any kind whatsoever, due by Borrower to Lender in connection with the Loan, via wire transfer of immediately available funds, in accordance with the wiring instructions attached hereto as Exhibit B.
     6. Condominium. Lender hereby agrees that Borrower is permitted to terminate the declaration of condominium in effect at the Property and lease any of the units at the Property provided that Borrower complies with all applicable laws, rules and regulations with respect thereto.
     7. Deed of Trust Note.
     a. Section 1(a). Section 1(a) of the Note is hereby deleted in its entirety and replaced with the following:
“Accrued and unpaid interest shall continue to be due and payable on the first day of each month until December 31, 2007 (the “Maturity Date”), at which time the entire outstanding principal balance hereof, all accrued and unpaid interest hereon and ail other amounts payable hereunder, shall be due and payable in full without notice. Notwithstanding the foregoing, Borrower may elect to extend the Maturity Date for one (1) period of twelve (12) months (the “Extension Period ”)provided that: (i) prior to the commencement of the Extension Period,` no Default has occurred and remains uncured under (a) this Loan or (b) that certain loan originally made by Beneficiary to Parker-Chandler Homes, Inc. in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “ Atlanta Homes Loan”) or (c) that certain loan originally made by Beneficiary to Highland Avenue Properties, LLC in the original principal amount of Four Million Eight Hundred Fifty One Thousand Two Hundred Thirty-Five and No/100 Dollars ($4,851,235.00) (as the same has been amended, renewed, supplemented or restated from time to time, the“Highlands Loan”) or (d) that certain loan originally made by Beneficiary to Comstock Homebuilding Companies, Inc. in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Fifteen Million Dollar Comstock Loan”); and (ii) the Borrower has timely made all required principal payments pursuant to Section 1(b) hereof; and (iii) the Borrower pays an extension fee to Lender in an amount equal to one-half of one percent (0.50%) of the then outstanding Loan amount, taking into account any payments made in reduction of the then outstanding Loan amount, which extension fee must be paid by Borrower to Lender in immediately available funds on or before December 31, 2007; and (iv) the Borrower pays to Lender, in immediately available funds on or before December 31, 2007, an amount (the “Mandatory September Appraisal Payment”) sufficient to reduce the then outstanding principal balance of the Loan to eighty-percent (80%) of the value of the Property as determined pursuant to the September Appraisal (as hereinafter defined), and (v) on or before August 1, 2007, Borrower provides Lender with written notice that Borrower elects to extend the Maturity Date for the Extension Period (such election in accordance with the terms hereof shall be referred to as the “Extension Option”).
     Upon the timely receipt by Lender of Borrower’s written election to exercise the Extension Option, Lender shall order an “as-is” appraisal of the Property on a per unit basis in September of 2007, at the sole cost and expense of Borrower, which appraisal shall be satisfactory to Lender in Lender’s sole discretion (the “September Appraisal”).
Bank of America — Comstock Bellemeade Modification

The Mandatory September Appraisal Payment shall be calculated, in Lender’s sole discretion, based upon: (i) the September Appraisal and (ii) the number of units encumbered by the Deed of Trust (as hereinafter defined) on December 30, 2007 and (iii) the principal amount of the Loan outstanding on December 30, 2007.”
     b. Section  1(b). Section 1(b) of the Note is hereby deleted and replaced with the following:
“In addition to all payments due and payable pursuant to Section 1(a) of this Note, Borrower shall pay to Lender, in immediately available funds, payments to reduce the outstanding principal balance of the Loan in accordance with the following schedule contained in this Section 1(b):

Due Date	$ Amount of Required Principal Payment
June 30, 2007	$ 500,000.00
Extension Period
March 31,2008	$1,000,000.00
June 30, 2008	$1,000,000.00
September 30, 2008	$1,000,000.00
Borrower hereby agrees that, in the event Borrower in unable to make the aforementioned payments from the sale of units at the Property, Borrower is nevertheless obligated to make the aforementioned payments to Lender with no exceptions. Failure to make any of the payments specified on the schedule contained in this Section 1 (b) shall constitute a Default and/or Event of Default as defined in the Loan Documents and Lender shall be immediately entitled to exercise all remedies available to Lender under any and all of the Loan Documents-.—
8. Deed of Trust.
     Section 10.1. Section 10.1 of the Deed of Trust is hereby deleted and replaced with the following:
“Prior to the Maturity Date, upon request from the Grantor, and provided no default exists under any of the Loan Documents, the Beneficiary shall release any Unit upon payment by the Grantor of a release price in accordance with the schedule below. The payment of a release price shall be applied as set forth in Section 8 of the Deed of Trust Note and in accordance with Exhibit B attached hereto. The Grantor shall pay any and all legal fees incurred by the Beneficiary in connection with any such release.

Type of Unit	Square Footage	Release Price
1 bedroom/1 bath	486	$136,334
1 bedroom/1 bath	590	$163,619
1 bedroom/1 bath	677	$177,262
1 bedroom/1 bath	748	$185,447
2 bedroom/2 bath	901	$222,813
2 bedroom/2 bath	1010	$238,835
Bank of America — Comstock Bellemeade Modification

If Grantor elects to extend the Maturity Date in accordance with the terms of the Deed of Trust Note (as the same may be amended, renewed, supplemented or restated from time to time), Beneficiary shall release any unit upon payment by the Grantor of a release price determined by Lender, in Lender’s sole discretion, equal to the greater of either (i) the release price listed in this Section 10.1 for the unit Grantor wishes to have released or (ii) the as-is value of the unit as determined by the September Appraisal (as defined in the Deed of Trust Note).”
9. Loan Agreement.
     a. Section 6.1(b). The following language shall be added to the Loan Agreement as Section 6.1(b) and the remaining subsections of Section 6.1 shall be re numbered accordingly:
“(b) Additionally, Borrower must submit to Lender (i) within ten (10) days from the end of each month, monthly financial statements (all of which financial statements must include a balance sheet, income statement, sources and uses of funds for such fiscal month, projected sources and uses of funds for the coming month, detailed listing and description of all contingent liabilities, tax returns, written verification of liquidity and such other supporting schedules and documentation). All such financial statements shall be certified as true and correct by the Chief Financial Officer of Comstock Homebuilding Companies, Inc. in a form acceptable to the Lender in all respects; and (ii) within thirty (30) days from the end of each month a certified rent roll for the Property; and”
     b. Section 6.15. Section 6.15 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
“In accordance with Section 1 (b) of the Note, Borrower shall pay to Lender, in immediately available funds, payments to reduce the outstanding principal balance of the Loan as follows:

$ Amount of Required Principal
Due Date	Payment
June 30, 2007	$ 500,000.00
Extension Period
March 31 , 2008	$ 1,000,000.00
June 30 , 2008	$1,000,0000.00
September 30 , 2008	$ 1,000,000.00
Borrower hereby agrees that, in the event Borrower in unable to make the aforementioned payments from the sale of units at the Property, Borrower is nevertheless obligated to make the aforementioned payments to Lender with no exceptions. Failure to make any of the payments specified on the schedule contained in this Section 6.15 shall constitute a Default and/or Event of Default as defined in the Loan Documents and Lender shall be immediately entitled to exercise all remedies available to Lender under any and all of the Loan documents.”
Bank of America — Comstock Bellemeade Modification

     10. Borrower’s Representations and Warranties. The Borrower hereby reaffirms all of representations and warranties set forth in the Loan Documents, and further represents and warrants that; (a) the Borrower is the sole legal and beneficial owner of the Property; (b) the execution and delivery of this Agreement does not contravene, result in a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and does not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or the Property is subject; (c) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (d) the execution and delivery of, and performance under, this Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (e) there exists no default under the Note or any other Loan Document; (f) there are no offsets, claims or defenses with respect to the Obligations; and (g) Borrower is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the Commonwealth of Virginia. The Borrower further represents and warrants that, except as disclosed in public filings, there is no material suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against (i) Borrower, or against any other person liable directly or indirectly for the Obligations, or (ii) which affects the Property or the Borrower’s title to the Property, or (iii) which affects the validity enforceability or priority of any of the Loan Documents. Borrower agrees to indemnify and hold the Lender harmless against any loss, claim, damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.
11. Guaranty. Paragraph (i) and (ii) are hereby deleted from Section 4 of the Guaranty.
     12. Renewal; Lien Continuation; No Novation. Borrower hereby renews the Obligations and promises to pay and perform all Obligations as modified by this Agreement. The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Obligations or the Liens. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.
     13. Expenses. Borrower shall pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default shall have occurred, in connection with (a) this Agreement; (b) the restructuring of the Loan which has occurred previous to and simultaneously with the execution of this Agreement; (c) the issuance by Lender at any time (including any time prior to the execution of this Agreement) of any default letters or standstill letters or correspondence of any kind to Borrower in connection with the Loan; (d) the evaluation, monitoring and protection of the Property pursuant to rights given in the Loan Documents or by law; and (e) the creation, perfection or realization upon the Liens, and all costs and expenses relating to Lender’s exercise of any of its rights and remedies under any of the Loan Documents or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, recordation and transfer taxes, Uniform Commercial Code search fees, other fees and expenses incident to title searches,
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reports and security interests, escrow fees, attorneys’ fees, legal expenses, court Costs, fees and expenses incurred in connection with any complete or partial liquidation of the Property, and all fees and expenses for any professional service relating to the Property or any operations conducted in connection with it; provided, however, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of this or any other document shall be deemed to impose a duty on Lender to supervise, monitor or protect any aspect of the Property or any operations conducted in connection with it.
     14. Reaffirmation of Guaranty. Guarantor, by signature below as such, for a valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby consents to and joins in this Agreement and hereby declares to and agrees with Lender that the Guaranty Agreement is and shall continue in full force and effect for the benefit of Lender with respect to the Obligations, as amended by this Agreement, that there are no offsets, claims, counterclaims, crossclaims or defenses of the Guarantor with respect to the Guaranty Agreement nor, to the Guarantor’s knowledge, with respect to the Obligations, that the Guaranty Agreement is not released, diminished or impaired in any way by this Agreement or the transactions contemplated hereby, and that the Guaranty Agreement is hereby ratified and confirmed in all respects. Each Guarantor hereby reaffirms all of the representations, warranties and covenants set forth in the Guaranty Agreement. Each Guarantor acknowledges that without this consent and reaffirmation, Lender would not execute this Agreement or otherwise consent to its terms.
     15. Authorization. At the time of execution of this Modification, Borrower shall, if and to the extent requested by Lender, deliver to Lender (a) the opinion of Borrower’s counsel dated the date hereof, in form and substance satisfactory to Lender, that this Agreement has been duly authorized, executed and delivered by Borrower and the Guarantor and is binding on, and enforceable against, the Borrower and the Guarantor in accordance with its terms; and (b) such other evidence of due authorization and execution by the Borrower and the Guarantor as the Lender may require.
     16. Further Assurances. The Borrower agrees to execute and deliver to the Lender, promptly upon request from Lender, such additional documents as may be necessary or appropriate to consummate the transactions contemplated herein or to perfect, or continue the perfection of, the Liens.
     17. No Defenses. Borrower and Guarantor, as the case may be, each represent and warrant that they (individually and collectively) have no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which they can assert against Lender in connection with the making, closing, administration, collection or enforcement by Lender of the Loan Documents, this Agreement or any related agreements.
     18. Default Under Deed of Trust. If Borrower shall fail to keep or perform any of the covenants or agreements contained herein or in any of the Loan Documents, or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, Borrower shall be deemed to be in default under the Deed of Trust and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Deed of Trust, as amended hereby, or any other Loan Document or to which Lender may otherwise be entitled, whether at law or in equity.
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     19. No Waiver by Lender. Borrower acknowledges and agrees that the execution of this Agreement by the Lender is not intended nor shall it be construed as (a) an actual or implied waiver of any, default under the Note, the Deed of Trust or any other Loan Document (apart from Borrower’s failure to make the principal payment required to be made under the Loan on September 30, 2006), or (b) an actual or implied waiver of any condition or obligation imposed upon the Borrower pursuant to the Note, the Deed of Trust or any other Loan Document, except to the extent, if any, specified herein.
     20. Borrower’s Performance. If Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this or any other Loan Document, then Lender (in Borrower’s name or in its own name) may, but is under no obligation to, perform them or cause them to be performed for the account of Borrower at Borrower’s sole expense. Any and all expenses thus incurred or paid by Lender shall be Borrower’s demand obligations to Lender and shall bear interest, from the date of Lender’s payment of any such obligation or expense for Borrower’s account until the date on which Borrower repays it to Lender, at the default rate of interest set forth in the Note. Upon making any such payment or incurring any such expense, Lender shall be fully subrogated to all of the rights of the person or entity receiving such payment. Any amounts owing by Borrower to Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice constitute a portion of the Obligations evidenced by the Note secured by the Deed of Trust and the other Loan Documents, and guaranteed by the Guarantors under the Guaranty. The amount and nature of any such expense and the time when paid shall be fully established by the affidavit of Lender or any of Lender’s officers or agents.
     21. Release of Lender. Upon execution of this Agreement, Borrower and Guarantor each hereby releases, remises and forever discharges Lender, its employees, officers, directors, consultants, advisors, participants, agents and affiliates (collectively, the “Lender Parties”) from any and all causes of actions, suits, debts, claims and demands whatsoever arising prior to execution of this Agreement in law or in equity due to any action taken or omitted be taken by any of the Lender Parties in connection with the Loan, the Atlanta Homes Loan, the Highlands Loan, the LOC Note, the Fifteen Million Dollar Comstock Loan or any other potential transaction between Guarantor (or any affiliate of Guarantor) and Lender that may have been discussed with Lender but not consummated.
     22. Miscellaneous. To the extent of any conflict between the Note (or any earlier modification of it) and this Modification, this Modification shall control. Except as hereby expressly modified, all terms of the Note and all other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, however, no party other than the Lender shall assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by the Lender and the Borrower; (c) SHALL BE GOVERNED BY (INCLUDING BUT NOT LIMITED TO ITS VALIDITY, ENFORCEMENT AND INTERPRETATION) THE LAWS OF THE COMMONWEALTH OF VIRGINIA AND UNITED STATES FEDERAL LAW; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. “Borrower” shall include, in their individual capacities and jointly, all parties hereinabove named as the Borrower. The duties, covenants, conditions, obligations, and warranties of the Borrower in this Agreement shall be joint and several obligations of the Borrower and, if more than one, of each party named a the Borrower hereinabove, and each such party’s heirs, legal representatives, successors and assigns.
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If any Borrower is a corporation, partnership of other legal entity, the Borrower ana the person or persons signing for it represent and warrant to the Lender that this Agreement is duly executed, acknowledged and delivered by the Borrower’s duly authorized representatives. Whenever used herein, the singular number shall include the plural and the plural the singular, and any gender shall be applicable to all genders. The use of the words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” shall refer to this entire Modification and not to any particular section, paragraph or provision. The headings in this Modification shall be accorded no significance in interpreting it.
     23. Notices. All notices, in connection with the Loan addressed to Lender, shall hereinafter be sent to Lender at the following address:
Lender:
Norman Trepner
Bank of America, N.A.
187 Danbury Road
Wilton, CT 06897
Fax (203) 423-4003
with a copy to:
Bank of America, N.A.
Attn: Loan Administration, Ladreda Spencer
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:
Bank of America, N.A.
Attn:Loan Administration, Kathle Hatton
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:
Friedlander, Misler, Sloan, Kletzkin & Ochsman, PLLC
Attn: David M. Astrove
1101 17th Street, NW, Suite 700
Washington, DC 20036
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[signatures to follow]
Bank of America — Comstock Bellemeade Modification

     EXECUTED ON THE DATE OR DATES OF THE ACKNOWLEDGMENTS HEREOF, BUT EFFECTIVE AS OF
THE DATE FIRST STATED IN THIS AGREEMENT.

WITNESS:	BORROWER:

COMSTOCK BELLEMEADE, L.C., a Virginia
limited liability company

	By:	COMSTOCK HOMEBUILDING
COMPANIES, INC., as Manager

/s/ Bruce Labovitz	By:	/s/ Christopher Clemente

Print Name: Bruce Labovitz		Print Name:
Print Title:
[SEAL]

COMMONWEALTH OF VIRGINIA	)
)ss:
COUNTY OF FairFax	)
     I, Kelly L. Wyche, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December,2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation, which is the Manager of COMSTOCK BELLEMEADE, L.C., a Virginia limited liability company which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK BELLEMEADE, L.C.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December  , 2006.

Kelly L. Wyche Notary Public
(SEAL)
My Commission expires: 11-30-08

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Bank of America — Comstock Bellemeade Modification

WITNESS:	LENDER:

BANK OF AMERICA, N.A.

By:
Print Name:	Print Name:
Print Title:
[CORPORATE SEAL]

STATE OF FLORIDA	)
) ss:
COUNTY OF HILLSBOROUGH	)
     I,                                         , Notary Public in and for the aforesaid said jurisdiction, do hereby certify that                     , who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this                     day of                     , 2006, personally appeared before me in said jurisdiction and acknowledged that he is the                     , of BANK OF AMERICA, N.A., a national banking association; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of BANK OF AMERICA, N.A.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this                      day of                     , 2006.

Notary Public

(SEAL)

My Commission expires:

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Bank of America — Comstock Bellemeade Modification

WITNESS:	GUARANTOR:

COMSTOCK HOMEBUILDING COMPANIES,
INC, a Delaware corporation

/s/ Bruce Labovitz	By:	/s/ Christopher Clemente

Print Name: Bruce Labovitz		Print Name: Christoper Clemente
Print Title: CEO
[SEAL]

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF FairFax	)
     I, Kelly L. Wyche, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 27 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 27 day of December, 2006.

/s/ Kelly L. Wyche Notary Public

(SEAL)

My Commission expires: 11-30-08
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Bank of America — Comstock Bellemeade Modification

WITNESS:	TRUSTEE:

Print Name:	LENKA E. LUNDSTEN
Sole Acting Trustee
[CORPORATE SEAL]

COMMONWEALTH OF VIRGINIA	)
	)	ss:
COUNTY OF	)
     I HEREBY CERTIFY that on this                     day of                    , 2006, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared in said jurisdiction LENKA E. LUNDSTEN, personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as TRUSTEE; and acknowledged that, having authority to do so, she executed the foregoing instrument as her act and deed for the purposes therein contained, and delivered the same as such.
     WITNESS my hand and Notarial Seal the year and day first above written.

[SEAL]
Notary Public
Bank of America — Comstock Bellemeade Modification